Exhibit 99.1

                  Ciena Reports Unaudited Fiscal Fourth Quarter and Year-End Results; Quarterly Revenue of $118.2 Million Represents 44% Year-over-Year Growth; Gross Margin Improves More Than 500 Basis
                              Points Sequentially


    LINTHICUM, Md.--(BUSINESS WIRE)--Dec. 8, 2005--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today announced unaudited results for its fiscal fourth quarter and year ending October 31, 2005.
    Ciena's unaudited fiscal fourth quarter revenue was $118.2 million, representing a 7% sequential increase from fiscal third quarter revenue of $110.5 million and an increase of 44% over revenue of $82.0 million for the same period a year ago. For the twelve months ending October 31, 2005, Ciena's unaudited revenue was $427.3 million, representing an increase of 43% over revenue of $298.7 million for the same year-ago period.
    "In the last year, Ciena's employees have demonstrated extraordinary focus on execution of our strategy and, as a result, have driven the Company's significant revenue growth and meaningful financial performance improvement," said Ciena CEO and President, Gary Smith. "With our seventh sequential quarter of revenue growth, and with continued gross margin improvement, our fiscal fourth quarter's results demonstrate Ciena's steady progress toward profitability and positive cash flow, and more importantly, our continued progress toward future earnings growth."
    On the basis of generally accepted accounting principles (GAAP), Ciena's unaudited fiscal fourth quarter net loss was $252.9 million, or a net loss of $0.44 per share. This loss compares to a GAAP net loss of $495.1 million, or a net loss of $0.87 per share, in the same period a year ago. In accordance with Statement of Financial
Accounting Standards (SFAS) 142, an accounting rule that requires annual testing of possible goodwill impairment, the Company's unaudited fiscal fourth quarter 2005 GAAP net loss reflects a goodwill impairment loss of $176.6 million, representing $0.31 of the quarter's total GAAP net loss per share.
    For the twelve months ending October 31, 2005, Ciena's GAAP net loss was $435.7 million, or a net loss of $0.76 per share. This compares to a GAAP net loss of $789.5 million, or a net loss of $1.51 per share, in the same twelve-month period a year ago.

    Non-GAAP Presentation of Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges or credits that are required by GAAP. These items, which are identified in the table that follows (in thousands except per share data), share one or more of the following characteristics: they are unusual, and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.
-0-


                            Quarter    Quarter      Year       Year
                             Ended      Ended      Ended      Ended
                            Oct. 31,   Oct. 31,   Oct. 31,   Oct. 31,
                              2004       2005       2004       2005
                           ---------- ---------- ---------- ----------
Stock compensation costs   $   3,184  $     631  $  11,883  $   9,441
Amortization of intangible
 assets                       11,381      8,514     30,839     38,782
In-process research and
 development                       -          -     30,200          -
Restructuring costs           34,982      2,773     57,107     18,018
Goodwill impairment          371,712    176,600    371,712    176,600
Long-lived asset
 impairments                   8,709     45,728     15,926     45,862
Recovery of use tax
 payments                          -          -     (5,388)         -
Provision for (recovery
 of) doubtful accounts,
 net                               -         (2)    (2,794)     2,602
Accelerated amortization
 of leasehold improvements     8,382          -     22,535          -
Loss on equity
 investments, net              4,500        500      4,107      9,486
Loss (gain) on
 extinguishment of debt            -          -      8,216     (3,882)
Income tax benefit on
 adjusted net loss            18,328      6,477     86,521     49,435
                           ---------- ---------- ---------- ----------
Total adjustments          $ 461,178  $ 241,221  $ 630,864  $ 346,344
                           ========== ========== ========== ==========

GAAP Net Loss              $(495,073) $(252,870) $(789,464) $(435,699)
Adjustment for items above   461,178    241,221    630,864    346,344
                           ---------- ---------- ---------- ----------
Adjusted (non-GAAP) net
 loss                      $ (33,895) $ (11,649) $(158,600) $ (89,355)
                           ========== ========== ========== ==========
Weighted average basic
 common and dilutive
 potential shares
 outstanding                 569,462    578,822    521,454    575,187
Adjusted (non-GAAP) net
 loss per share            $   (0.06) $   (0.02) $   (0.30) $   (0.16)


    Please see Appendix A for additional information about this table.


    Adjusting Ciena's unaudited fiscal fourth quarter 2005 GAAP net loss of $252.9 million for the items noted above would reduce the Company's net loss in the quarter to $11.6 million, or a loss of $0.02 per share. This compares with an adjusted net loss of $33.9 million, or a loss of $0.06 per share, in the same year-ago period.
    Adjusting Ciena's unaudited twelve-month fiscal year 2005 GAAP net loss of $435.7 million for the items noted above would reduce the Company's net loss for the year to $89.4 million, or a loss of $0.16 per share. This compares with an adjusted net loss of $158.6 million, or a loss of $0.30 per share, in the same year-ago period.
    These adjustments are not in accordance with GAAP, and making these adjustments may not permit meaningful comparisons to other companies.
-0-


Fourth Quarter 2005 Operational Highlights

    -- Ciena delivered sequential revenue growth of 7% and year-over-year revenue growth of 44%.

    -- As a result of continued product and manufacturing-related cost reductions and product mix in the quarter, overall gross margin improved more than 500 basis points, from 34.1% in the fiscal third quarter to 39.9% in the fiscal fourth quarter.

        -- Improved product gross margin from 35.6% in the fiscal third quarter to 42.2% in the fiscal fourth quarter.

        -- Improved services-related gross margin from 22.5% in the fiscal third quarter to 24.5% in the fiscal fourth quarter.

    -- Ciena used $8.9 million in cash for operations in the fiscal fourth quarter compared to fiscal third quarter cash use of $39.3 million (which was inclusive of a $12.9 million semi-annual interest payment on the Company's outstanding
        3.75% convertible notes).

    -- Ciena ended the fiscal fourth quarter 2005 with cash and short- and long-term investments of $1.11 billion.

    -- Ciena expanded the Company's global presence with the launch of a research and development centre located in Gurgaon, India.

Fourth Quarter 2005 Customer and Product Highlights

    -- Ciena strengthened its relationship with EMC Corporation, adding the Ciena CN 4200(TM) FlexSelect Advanced Services Platform to the EMC(R) Select Program and joining the EMC Authorized Services Network's (ASN) Solution Alliances.

    -- Telecom Ottawa announced the availability of a suite of SONET, WDM and storage extension services enabled by Ciena platforms and designed to provide Canadian federal government agencies, as well as enterprises and carriers, with reliable, high-performance 10-Gigabit Ethernet (GbE) connectivity throughout the Ottawa metropolitan region.

    -- Adelphia Communications Corporation, a leading U.S. cable provider, deployed Ciena's optical Ethernet platforms across western New York to interconnect 106 school districts serving 189,000 students with a wide range of applications for distance learning, including video conferencing and broadband data networking.

    -- HSE&DEM, the Republic of Slovenia's largest producer of electricity, selected Ciena's next-generation optical multiservice switches, optical multiplexers, storage extension platforms and network management systems to interconnect its locations nationwide with a reliable, high-performance Adaptive WAN(TM) (wide area network) to deliver IT services used in the production and delivery of electrical energy to customers.

    -- Ciena successfully completed interoperability testing and qualification of its ONLINE Metro(TM) Multiservice DWDM Platform for IBM GDPS eServer zSeries mainframe environments. IBM's validation of ONLINE Metro was based upon the successful completion of test scenarios on IBM zSeries mainframes deemed vital to GDPS operation.

    Business Outlook

    "We continue to see signs of improving overall market strength and expect our network specialist approach will enable us to continue to grow faster than the market in 2006," said Smith. "In addition, as a result of relentless execution across the Company, including our ongoing efforts to reduce product and manufacturing-related costs, we expect to demonstrate gross margin improvement over the course of the year," said Smith. "Provided we execute on plan, we believe we are well positioned to achieve profitability on an as-adjusted basis during a quarter prior to the end of fiscal 2006."
    "We expect our fiscal first quarter revenue will be flat to up slightly from our fiscal fourth quarter revenue, and we expect to see sequential gross margin improvement in our fiscal first quarter," concluded Smith.

    Live Web Broadcast of Unaudited Fiscal Fourth Quarter Results

    Ciena will host a discussion of its unaudited fiscal fourth quarter results with investors and financial analysts today, Thursday, December 8, 2005 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on September 1, 2005. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: with our seventh sequential quarter of revenue growth, and continued gross margin improvement, our fiscal fourth quarter's results demonstrate Ciena's steady progress toward profitability and positive cash flow, and more importantly, our continued progress toward future earnings growth; we continue to see signs of improving overall market strength and expect our network specialist approach will enable us to continue to grow faster than the market in 2006; as a result of relentless execution across the Company, including our ongoing efforts to reduce product and manufacturing-related costs, we expect to demonstrate gross margin improvement over the course of the year; provided we execute on plan, we believe we are well positioned to achieve profitability on an as-adjusted basis during a quarter prior to the end of fiscal 2006; we expect our fiscal first quarter revenue will be flat to up slightly from our fiscal fourth quarter revenue and we expect to see continued gross margin improvement sequentially in our fiscal first quarter. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.
-0-


                           CIENA CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                 (in thousands, except per share data)
                              (unaudited)


ASSETS
                                                   October 31,
                                            --------------------------
Current assets:                                2004          2005
                                            ------------  ------------
   Cash and cash equivalents                $   202,623   $   372,781
   Short-term investments                       753,251       579,531
   Accounts receivable, net                      45,878        72,786
   Inventories, net                              47,614        49,333
   Prepaid expenses and other                    29,906        27,491
                                            ------------  ------------
      Total current assets                    1,079,272     1,101,922
Long-term investments                           329,704       155,944
Equipment, furniture and fixtures, net           51,252        28,090
Goodwill                                        408,615       232,015
Other intangible assets, net                    208,015       120,324
Other long-term assets                           60,196        36,934
                                            ------------  ------------
   Total assets                             $ 2,137,054   $ 1,675,229
                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                         $    31,509   $    43,868
   Accrued liabilities                           76,045        76,491
   Restructuring liabilities                     16,203        15,492
   Unfavorable lease commitments                  9,902         9,011
   Income taxes payable                           3,354         5,785
   Deferred revenue                              21,566        27,817
                                            ------------  ------------
      Total current liabilities                 158,579       178,464
Long-term deferred revenue                       16,010        15,701
Long-term restructuring liabilities              65,180        54,285
Long-term unfavorable lease commitments          51,341        41,364
Other long-term obligations                       1,522         1,296
Convertible notes payable                       690,000       648,752
                                            ------------  ------------
      Total liabilities                         982,632       939,862
                                            ------------  ------------
Commitments and contingencies
Stockholders' equity:
   Preferred stock - par value $0.01;
    20,000,000 shares authorized; zero
    shares issued and outstanding                     -             -
   Common stock - par value $0.01;
    980,000,000 shares authorized;
    571,656,659 and 580,340,947 shares
    issued and outstanding                        5,717         5,803
   Additional paid-in capital                 5,482,175     5,489,613
   Deferred stock compensation                  (13,761)       (2,286)
   Notes receivable from stockholders               (48)            -
   Changes in unrealized gains on
    investments, net                             (2,488)       (4,673)
   Translation adjustment                          (277)         (495)
   Accumulated deficit                       (4,316,896)   (4,752,595)
                                            ------------  ------------
      Total stockholders' equity              1,154,422       735,367
                                            ------------  ------------
   Total liabilities and stockholders'
    equity                                  $ 2,137,054   $ 1,675,229
                                            ============  ============


                          CIENA CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)


                               Quarter Ended          Year Ended
                                October 31,           October 31,
                           --------------------- ---------------------
                             2004       2005       2004       2005
                           ---------- ---------- ---------- ----------
Revenue:
   Products                $  68,774  $ 102,909  $ 250,210  $ 374,275
   Services                   13,231     15,274     48,497     52,982
                           ---------- ---------- ---------- ----------
Total revenue                 82,005    118,183    298,707    427,257
                           ---------- ---------- ---------- ----------

Costs:
   Products                   47,543     59,484    186,461    248,931
   Services                   10,281     11,535     40,493     42,136
                           ---------- ---------- ---------- ----------
Total cost of goods sold      57,824     71,019    226,954    291,067
                           ---------- ---------- ---------- ----------
   Gross profit               24,181     47,164     71,753    136,190
                           ---------- ---------- ---------- ----------
Operating expenses:
   Research and
    development               47,432     31,805    198,850    132,841
   Selling and marketing      28,248     28,178    108,259    110,618
   General and
    administrative             7,222      7,544     27,274     33,082
   Stock compensation
    costs:
      Research and
       development             1,041        356      6,514      4,404
      Selling and
       marketing               1,904        147      4,051      4,404
      General and
       administrative            239        128      1,318        633
   Amortization of
    intangible assets         11,381      8,514     30,839     38,782
   In-process research and
    development                    -          -     30,200          -
   Restructuring costs        34,982      2,773     57,107     18,018
   Goodwill impairment       371,712    176,600    371,712    176,600
   Long-lived asset
    impairments                8,709     45,728     15,926     45,862
   Recovery of
    sale, export, use tax
    liabilities and
    payments                       -          -     (5,388)         -
   Provision (benefit) for
    doubtful accounts              -         (2)    (2,794)     2,602
                           ---------- ---------- ---------- ----------
      Total operating
       expenses              512,870    301,771    843,868    567,846
                           ---------- ---------- ---------- ----------
Loss from operations        (488,689)  (254,607)  (772,115)  (431,656)
Interest and other income
 (expense), net                4,680      8,524     22,908     28,311
Interest expense              (6,487)    (6,082)   (26,813)   (25,430)
Loss on equity
 investments, net             (4,500)      (500)    (4,107)    (9,486)
Gain (loss) on
 extinguishment of debt            -          -     (8,216)     3,882
                           ---------- ---------- ---------- ----------
Loss before income taxes    (494,996)  (252,665)  (788,343)  (434,379)
Provision for income taxes        77        205      1,121      1,320
                           ---------- ---------- ---------- ----------
Net loss                   $(495,073) $(252,870) $(789,464) $(435,699)
                           ========== ========== ========== ==========
Basic and diluted loss per
 common share and dilutive
 potential common share    $   (0.87) $   (0.44) $   (1.51) $   (0.76)
                           ========== ========== ========== ==========
Weighted average basic
 common and dilutive
 potential common shares
 outstanding                 569,462    578,822    521,454    575,187
                           ========== ========== ========== ==========


                         CIENA CORPORATION
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (in thousands)
                            (unaudited)


                                              Year Ended October 31,
                                            --------------------------
                                               2004          2005
                                            ------------  ------------
Cash flows from operating activities:
   Net loss                                 $  (789,464)  $  (435,699)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
      Early extinguishment of debt                8,216        (3,882)
      Amortization of premium on marketable
       securities                                26,924        13,636
      Non-cash loss from equity investments       4,107         9,486
      Non-cash impairment of long-lived
       assets                                    15,926        45,862
      Accretion of convertible notes
       payable                                      599             -
      In-process research and development        30,200             -
      Depreciation and amortization of
       leasehold improvements                    72,213        33,377
      Goodwill impairment                       371,712       176,600
      Stock compensation                         11,883         9,441
      Amortization of intangibles                34,708        42,651
      Provision for doubtful accounts               284         2,602
      Provision for inventory excess and
       obsolescence                               4,172         5,232
      Provision for warranty and other
       contractual obligations                    8,351         9,738
      Other                                       3,449         3,218
      Changes in assets and liabilities:
         Accounts receivable                     (2,562)      (29,510)
         Inventories                                962        (6,951)
         Deferred income tax asset                    -             -
         Prepaid expenses and other              15,253         7,420
         Accounts payable and accruals          (67,671)      (19,633)
         Income taxes payable                    (1,286)        2,431
         Deferred revenue and other
          obligations                             6,589         5,942
                                            ------------  ------------
         Net cash used in operating
          activities                           (245,435)     (128,039)
                                            ------------  ------------
Cash flows from investing activities
   Additions to equipment, furniture,
    fixtures and intellectual property          (32,999)      (11,315)
   Proceeds from sale of equipment,
    furniture and fixtures                        1,857           278
   Purchase of available for sale
    securities                                 (696,344)     (578,846)
   Maturities of available for sale
    securities                                  897,738       910,505
   Acquisition of business, net of cash
    acquired                                      4,864             -
   Minority equity investments, net              (4,407)        4,882
                                            ------------  ------------
      Net cash provided by investing
       activities                               170,709       325,504
                                            ------------  ------------
Cash flows from financing activities:
   Net proceeds from (repayment of) other
    obligations                                     100             -
   Repayment of convertible notes payable       (49,243)      (36,913)
   Proceeds from issuance of common stock
    and warrants                                 16,780         9,558
   Repayment of notes receivable from
    stockholders                                     47            48
                                            ------------  ------------
      Net cash used in financing activities     (32,316)      (27,307)
                                            ------------  ------------
      Net (decrease) increase in cash and
       cash equivalents                        (107,042)      170,158
Cash and cash equivalents at beginning of
 period                                         309,665       202,623
                                            ------------  ------------
Cash and cash equivalents at end of period  $   202,623   $   372,781
                                            ============  ============


Appendix A

The adjustments management makes in analyzing Ciena's fiscal fourth quarter 2004 and 2005 GAAP results are as follows:

    -- Stock compensation costs - a non-cash expense (unrelated to share-based payment expense under SFAS 123(R) which the Company adopted in its fiscal first quarter 2006), which arises under GAAP accounting from the assumption of unvested stock options issued by any companies we acquire and which the Company feels is not reflective of its ongoing operating costs.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life and which the Company feels is not reflective of its ongoing operating costs.

    -- In-process research and development - a non-recurring expense related to in-process technology that, as of the date of acquisition, has not reached technological feasibility and has no alternative future use.

    -- Restructuring costs - non-recurring charges incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Goodwill impairment - non-cash expense resulting from the decline in the forecasted market demand for the Company's products.

    -- Long-lived asset impairments - non-recurring charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    -- Recovery of use tax payments - a non-recurring gain unrelated to normal operations

    -- Provision for (recovery of) doubtful accounts - a non-recurring charge unrelated to normal operations resulting from an assessment of doubtful payment due to a customer's financial condition.

    -- Accelerated amortization of leasehold improvements - a non-cash expense related to the closure of our San Jose, California facility.

    -- Loss on equity investments, net - a non-recurring gain or loss related to changes in the value of the Company's equity investments which the Company feels is not reflective of its ongoing operating costs.

    -- Loss (gain) on extinguishment of debt - a non-recurring gain or loss related to the early extinguishment of outstanding debt.

    -- Income tax benefit on adjusted net loss - the income tax charge or benefit on the adjusted net loss, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.

    About Ciena

    Ciena Corporation is the network specialist, focused on expanding the possibilities for its customers' networks while reducing their cost of ownership. The Company's systems, software and services target and cure specific network pain points so that telcos, cable operators, governments and enterprises can best exploit the new applications that are driving their businesses forward. For more information, visit www.ciena.com.



    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, 410-694-5786
             pr@ciena.com
                 or
             Investor Contact:
             Jessica Towns, 888-243-6223
             ir@ciena.com